                                    FORM OF
                               SELLING AGREEMENT

THIS AGREEMENT is made among The Travelers Insurance Company ("TIC"), The Travelers Life and Annuity Company ("TLAC") (collectively the "Insurance Companies"), Tower Square Securities, Inc. ("Underwriter") and ___________ ("Broker/Dealer"), together with its affiliated insurance agencies (collectively the "Selling Entities") as are specified on the Selling Agreement Schedule Pages attached to this agreement as Exhibit 1 (the "Schedule Pages").

In consideration of the mutual promises contained in this agreement, the parties agree as follows:

1. Purpose and Background. The Underwriter, the Insurance Companies, Broker/Dealer and Selling Entities enter into this agreement for the purpose of authorizing Broker/Dealer and Selling Entities through certain of their insurance licensed agents to solicit applications for such life insurance, annuity contracts, long term care insurance contracts and such other insurance products as shall be mutually agreed upon (collectively the "Insurance Policies") as are listed on the Schedule Pages. The Schedules Pages may be amended from time to time to add other Insurance Policies and to note any additional insurance agency affiliates.

2. Licensing and Appointment. The Insurance Companies have each respectively appointed Underwriter to serve as the distributor and principal underwriter of the variable life or variable annuity Insurance Policies. The Underwriter is registered with the SEC, the National Association of Securities Dealers, Inc. ("NASD") and all appropriate state securities regulatory authorities as a broker/dealer.

The Underwriter hereby appoints the Broker/Dealer to distribute the variable Insurance Policies listed on the Schedule Pages through its validly insurance licensed representatives ("Registered Representatives").

3. Securities Licensing/NASD Compliance. Broker/Dealer shall at all times when performing its functions under this agreement, be registered as a securities broker with the SEC and NASD and licensed or registered as a securities broker/dealer in the states and other local jurisdictions that require such licensing or registration in connection with sales of variable products.

Broker/Dealer agrees to abide by all applicable state and federal rules and regulations promulgated thereunder. For the purpose of compliance with any such laws or regulations, Broker/Dealer acknowledges and agrees that in performing Broker/Dealer services covered by this Agreement, it is acting in the capacity of an independent broker and dealer, as defined by the By-Laws of the NASD, and not as an agent or employee of either Underwriter or any registered investment company.

4. Insurance Licensing. Broker/Dealer and Selling Entities represent that at all times when performing their functions under this agreement, each of them shall be validly licensed as an





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insurance agency in the states and other jurisdictions that require such licensing or registration in connection with sales or solicitation of the Insurance Policies. Broker/Dealer represents that the Selling Entities are properly authorized as required under applicable state law to receive insurance commissions generated from sales of the Insurance Policies.

5.       Selling Entities; Sale and Solicitation of Variable Insurance Products

Broker/Dealer and Selling Entities each represent that they will engage in the solicitation and sale of Insurance Policies in accordance with applicable securities laws and regulations. In this regard, Broker/Dealer may have established affiliation agreements with each of the Selling Entities pursuant to which such agencies may receive commissions from the sale of variable insurance products.

In this process, Broker/Dealer represents that each Selling Entity is an associated person as that term is defined under Section 3(a)(18) of the Securities Exchange Act of 1934, as amended. Broker/Dealer further represents that it will maintain supervision and control over the activities of each Registered Representative appointed by a Selling Entity engaged in the solicitation and sales of Insurance Policies pursuant to this agreement.

Broker/Dealer will ensure that each Selling Entity designated to receive commissions on behalf of Broker/Dealer will be licensed as required to receive commissions for the sale of variable products in each applicable state. Additionally, Broker/Dealer represents that individuals who are not properly licensed under securities laws and regulations will not engage in any way in the solicitation or sale of variable Insurance Policies.

Broker/Dealers agrees that it will maintain such books and records (including but not limited to FOCUS reports) as are necessary to comply with the rules of the NASD or other self-regulatory organizations.

6. Appointment of Broker/Dealer and Selling Agencies. The Insurance Companies (and with respect to any variable life insurance or annuity product, Underwriter) hereby authorize the Broker/Dealer and the Selling Entities to sell those Insurance Policies listed on the Schedule Pages, as such pages may be amended from time to time, including the variable Insurance Policies through its validly appointed and licensed Registered Representatives. Broker/Dealer is also appointed to perform certain administrative services necessary to facilitate the solicitation and sales of the variable Insurance Policies.

Selling Entities are each appointed general agencies of Insurance Companies and each is authorized to sell the Insurance Policies listed on the Schedule Pages.

Pursuant to the appointments described in this Section 6, Broker/Dealer and Selling Entities must comply with the following requirements:

         (a) All securities services provided in connection with the sale of variable Insurance Policies will be through Broker/Dealer and its Registered Representatives;





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
         (b) All individuals soliciting sales of Insurance Policies will be properly licensed and appointed to the Insurance Companies as required in accordance with the state insurance laws of those jurisdictions in which the Insurance Policies are distributed;

         (c) Unregistered employees will not engage in any securities activities, nor receive any compensation based on transactions in insurance securities or the provision of securities advice;

         (d) Broker/Dealer will maintain books and records relating to transactions in insurance securities at its home office;

         (e) Customers purchasing variable Insurance Policies will make their checks payable to Insurance Companies unless a netting agreement has been entered into;

For the purpose of compliance with any applicable state insurance laws or regulations promulgated under them, Broker/Dealer and the Selling Entities acknowledge and agrees that solely in performing the insurance-selling functions reflected by this Agreement, they or the Registered Representative are acting as the agent of the Insurance Companies, and in that capacity is authorized only to solicit applications from the public for the Insurance Policies.

7. Responsibility for Registered Representatives Activities. Broker/Dealer and Selling Entities. will select and supervise persons whom it will train to solicit applications for the Insurance Policies in conformance with applicable state and federal laws and regulations. Persons engaged in the sale of variable Insurance Policies will be registered representatives of Broker/Dealer in accordance with the rules of the NASD. All individuals soliciting sales of Insurance Policies will be properly licensed and appointed to the Insurance Companies in accordance with the state insurance laws of those jurisdictions in which the Insurance Policies may lawfully be distributed.

The Insurance Companies shall have authority to determine whether to appoint or terminate a particular registered representative of the Broker Dealer as an insurance agent of the Insurance Companies. Broker/Dealer agrees to cooperate in supplying information or making recommendations necessary to complete such insurance agent appointments.

Additionally, Broker/Dealer represents and warrants that it has reviewed the "General Recommendation Letter" set forth as Exhibit 1 to this Agreement and that all of the information contained in the General Recommendation Letter is true for each of its agents for whom it seeks appointment. Should Broker/Dealer become aware of any information which would contradict the representations contained in the General Letter of Recommendation for any of its Registered Representatives who the Insurance Companies have appointed, it will promptly provide such information to the Insurance Companies.





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Broker/Dealer further represents and warrants that each of its Registered
Representatives who have been appointed by the Insurance Companies will continue to meet the requirements set forth in the General Letter of Recommendation.

In jurisdictions which require that Insurance Companies perform background information prior to appointment, Broker/Dealer agrees to provide such information as may be necessary to perform such review, including but not limited to obtaining permission from each Registered Representative who seeks such appointment.

Upon request by Underwriter, Broker/Dealer and/or any such Selling Entities shall furnish such appropriate records as may be necessary to establish supervision of its Registered Representatives in connection with sales of the Insurance Policies. Upon Underwriter s review of such supervisory materials, Broker/Dealer shall make such changes to its registered representatives rules of conduct as Underwriter may reasonably request but only to the extent that such requests relate to sales of the Insurance Policies.

Broker/Dealer shall notify Underwriter if any Registered Representative ceases to be a registered representative of Broker/Dealer or ceases to maintain the proper licensing required for the sale of the Insurance Policies or fails to meet material rules and standards imposed by either Broker/Dealer or the Selling Entities.

8. Suitability of Sales of Contract. Broker/Dealer will review all contract and policy applications for suitability, completeness, and correctness as to form. Broker/Dealer shall also be responsible for ensuring compliance with NASD suitability rules and standards applicable to purchases of the Insurance Policies and that all sales are in compliance with applicable laws and regulations.

Broker/Dealer will promptly, but in no case later than the end of the business day that Broker/Dealer receives applications and payment, forward to the applicable Insurance Company, at addresses provided, all such applications found suitable and in good form, together with any payments received with such applications. Broker/Dealer will immediately return to the applicant all applications deemed by Broker/Dealer to be unsuitable together with any payments received therewith. The Insurance Companies reserve the right to reject any Insurance Product application and return any payment made in connection with an application which is rejected. Insurance Policies issued will be forwarded to Broker/Dealer, or at the direction of Broker/Dealer, to the Registered Representative for delivery to the Contract Owner. Broker/Dealer shall obtain and retain a written receipt for each Insurance Policy which it or its Registered Representative delivers.

The parties acknowledge that sales and solicitations may, where consistent with state insurance laws and regulations, be conducted either without an application, or on a basis where an application is submitted subsequent to a sale. If such sales procedures are permitted, Broker/Dealer agrees that it will continue to be responsible for compliance with applicable laws concerning, among other things, suitability and policy delivery requirements.
Broker/Dealer agrees to hold Underwriter harmless for any failure to follow such rules or regulations.





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9.       Solicitation/Representatives Concerning the Contracts.  Broker/Dealer
will perform the selling functions required by this Agreement in accordance with the terms and conditions of any applicable prospectus(es). Broker/Dealer will make only representations included in the prospectus or in any authorized supplemental material. No sales solicitations, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by appropriate and then-current prospectus(es).

Any material prepared or used by Broker/Dealer or its Registered Representative, which describes in whole or in part or refers by name or form to any of the Insurance Policies or underlying funds or uses the name of the Insurance Companies, Underwriter or the logos or service marks of any of them, or the name, logos or service marks of any "Affiliated Company" of any of them, as that term is defined in Section 2(a)(2) of the Investment Company Act of 1940, must be approved by Underwriter in writing prior to any such use.

Broker/Dealer and Selling Entities acknowledge that information pertaining to Underwriter and Insurance Companies is proprietary in nature. Selling Entities agree that they will not disclose any information concerning Insurance Companies or Underwriter s products, services or programs to any person for consideration or otherwise unless Broker/Dealer and/or Selling Entities consent to such use in writing. Broker/Dealer and Selling Entities agree that, following the termination of this Agreement for any reason, they will not enter into any plan, program scheme or course of action which would systematically attempt to induce any Contract owner(s) away from Insurance Companies, except that Broker/Dealer may always recommend a move to another company s product if such move would be more suitable than Insurance Companies product for a particular client or clients or in the event of a detrimental change in the financial stability of Insurance Companies which Broker/Dealer believes would jeopardize their clients.

10       Client Information/Confidential Information:  During the term of this
Agreement Insurance Companies and Underwriter will have access to confidential information ("Confidential Information"). Confidential Information includes, but is not limited to, the names, addresses, telephone numbers and social security numbers of Registered Representatives and of applicants for and purchasers of Insurance Policies. Neither Underwriter nor either Insurance Company shall use, copy or disclose such Confidential Information in any systematic manner, except as required to perform services under this Agreement. The parties acknowledge that the Insurance Companies may continue to service the Insurance Policies sold pursuant to this agreement, including, as appropriate, to accept additional contributions and premium for and to modify, add, or exchange coverage to the Insurance Policy of a policyowner who purchased from an agent of the Selling Entities.

The parties also understand that Insurance Companies and/or Underwriter may respond to policyowners inquiries concerning other Insurance Company products and services. The parties also agree that this Section 10 shall not apply to individuals with whom the Underwriter or Insurance Companies have a pre-existing relationship. Similarly, the parties understand that Broker/Dealer and Selling Entities may have access to trade secrets belonging to the Insurance





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Companies and the Underwriter.  Broker/Dealer agrees that it will not use or disclose such trade secrets without the written permission of the Insurance Companies and/or the Underwriter as the case may be.

11. Compensation. Compensation payable to Broker/Dealer on sales of the Insurance Policies sold by Registered Representatives will be paid to the Selling Entity Broker/Dealer designates, in accordance with the compensation schedule(s) set forth on the Schedule Pages. Such Schedule Pages may be amended from time to time and compensation will be paid in accordance with the compensation schedule in effect at the time the premium payments are received by the applicable Insurance Company (in the case of annuities) or at the time the applications are received (in the case of life insurance). The Insurance Companies and Underwriter reserve the privilege of revising the compensation schedules set forth in the Schedule Pages at any time with reasonable prior written notice to Broker/Dealer.

12. Assignment of Agreement. This Agreement may not be assigned except by mutual consent and will continue, subject to the termination by any party on written notice to the other party, except that in the event Broker/Dealer ceases to be a registered Broker/Dealer or a member of the NASD, this Agreement will immediately terminate. Underwriter reserves the right to designate, at its sole discretion, an alternative Principal Underwriter for the distribution of the Contracts covered by this Agreement with thirty (30) days prior written notice to Broker/Dealer, except in the event that TIC replaces Underwriter as discussed below.

The parties understand that if TIC replaces Underwriter any such substituted party will automatically assume all of Underwriter s rights and duties under this agreement. TIC may assume such functions itself, or assign these to affiliated, properly licensed broker-dealers. TIC will notify Broker/Dealer if any such substitution occurs.

13. Indemnification. No party to this Agreement will be liable for any obligation, act or omission of the other. Each party to this Agreement will hold harmless and indemnify the (1) Registered Investment Companies which are used to fund the Contracts, (2) Insurance Companies, (3) Underwriter, (4) Broker/Dealer, and (5) Selling Entities, as appropriate, for any loss or expense suffered as a result of the violation or noncompliance by any party to this agreement of any of the terms of this agreement or of any applicable law or regulation. No party nor any of its employees or agents will be liable to the other party for any direct, special or consequential damages arising out of or in connection with the performance of any services pursuant to the Agreement. Each party to this agreement agrees to indemnify and hold harmless any other affected party for any losses, claims, damages or liabilities (or actions in respect thereof) which arise out of or are based on any untrue statement or alleged untrue statement of a material fact required to be stated or necessary to make the statements made not misleading in the connection with the solicitation, sale, or administration of the of the Insurance Policies.

14. Notices. All notices to the Insurance Companies or Underwriter relating to this Agreement should be sent to the attention of :

                          Travelers Life & Annuity





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                          One Tower Square
                          Hartford, CT 06183-6091
                          Attention:  General Counsel

         All notices to Broker/Dealer will be duly given if mailed or faxed to the address provided to Insurance Companies by Broker/Dealer from time to time.

15. Independent Contractors. Underwriter and Insurance Companies are independent contractors with respect to Broker/Dealer, Selling Entities, and to Registered Representatives.

16. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of Connecticut.

17. Amendment of Agreement. Except as provided in this section, the terms of this agreement may not be amended except by the written agreement of all parties hereto. Notwithstanding the requirement that any amendment to this agreement be in writing, the parties agree that Underwriter reserves the right to amend this Agreement at any time, and the submission of an application by Broker/Dealer after notice of any such amendment has been sent to the other parties shall constitute the other parties agreement to any such amendment. The parties also agree that Insurance Companies may amend the Compensation Schedules attached to Exhibit 1 of this agreement at any time upon reasonable notice in writing to the Broker/Dealer and Selling Entities. Following provision of notice of a change in compensation schedules, submission of additional business shall operate to ratify acceptance of such schedules.

18. Termination. This Agreement may be terminated, without cause, by any party upon thirty (30) days prior written notice, and may be terminated, for failure to perform satisfactorily or other cause, by any party immediately; and shall be terminated if Broker/Dealer shall cease to be a registered Broker/Dealer under the Securities Exchange Act of 1934, as amended, or a member of the NASD. Notwithstanding, the following sections shall survive any such termination: Sections 7, 9, 10 11, 13, 16, 19, 20, and 21.

19. Waiver Upon Termination. Failure of any party to terminate this Agreement for any of the causes set forth in this agreement will not constitute a waiver of the right to terminate this Agreement at a later time for any of these causes.

20. Books and Records. Broker/Dealer shall maintain all books and records required by applicable laws and regulations in connection with the offer and sale of the Insurance Policies. The books, accounts and records of Broker/Dealer relating to the sale of the Insurance Policies shall be maintained so as to clearly and accurately disclose the nature and details of all transactions. Underwriter and Insurance Companies reserve the right to request reasonable periodic inspection of such books and records as relate to the sale and solicitation of the Insurance Products.





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21.      Cooperation with Regulatory Investigations.  Broker/Dealer, Selling
Entities and Underwriter and Insurance Companies agree to cooperate fully in any insurance, securities or other regulatory investigation, inquiry, inspection, or proceeding or in any judicial proceeding arising in connection with the Insurance Policies. Broker/Dealer and Underwriter shall cooperate with each other to resolve any customer complaint, and each agrees to promptly notify the other upon receipt of notice of any investigation, claim, or proceeding involving the Insurance Policies or any situation which would materially affect the respective party s ability to perform its obligations hereunder. Each of the parties to this agreement agrees that it will promptly notify the other parties of any material claim of which it becomes aware involving the sale or solicitation of the Insurance Policies.

22. Fidelity Bond. Broker/Dealer represents that all of its directors, officers, employees and Registered Representatives are and shall be continuously covered by a blanket fidelity bond, covering for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained at Broker/Dealer's expense and shall be, at least, of the form, type and amount required under the NASD Rules of Fair Practice.

23. Counterparts. This Agreement may be executed in one or more counterpart, each of which shall be deemed in all respects an original.

24. Arbitration. Broker/Dealer, Selling Entities and Underwriter and Insurance Companies agree that any dispute or claim arising out of the terms of this Agreement shall be submitted and settled in accordance with the Code of Arbitration Procedure of the NASD.

In reliance on the representations set forth and in consideration of the undertakings described herein, the parties represented below do hereby contract and agree. This agreement is effective ____________, 199_.


The Travelers Insurance Company                             The Travelers Life & Annuity Company

By:                                                         By:
         ----------------------------------                          ----------------------------------

Title:                                                      Title:
         ----------------------------------                          ----------------------------------

Date:                                                       Date:
         ----------------------------------                          ----------------------------------



Tower Square Securities, Inc.                               -------------------------------------------
                                                            (Broker/Dealer)

By:                                                         By:
         ----------------------------------                          ----------------------------------





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
Title:                                                      Title:
         ----------------------------------                          ----------------------------------

                                                            Date:
                                                                     ----------------------------------


-------------------------------------------                 -------------------------------------------
(Insurance Agency)                                          (Insurance Agency)



By:                                                         By:
         ----------------------------------                          ----------------------------------

Title:                                                      Title:
         ----------------------------------                          ----------------------------------

Date:                                                       Date:
         ----------------------------------                          ----------------------------------



-------------------------------------------                 -------------------------------------------
(Insurance Agency)                                          (Insurance Agency)



By:                                                         By:
         ----------------------------------                          ----------------------------------

Title:                                                      Title:
         ----------------------------------                          ----------------------------------

Date:                                                       Date:
         ----------------------------------                          ----------------------------------


-------------------------------------------                 -------------------------------------------
(Insurance Agency)                                          (Insurance Agency)



By:                                                         By:
         ----------------------------------                          ----------------------------------

Title:                                                      Title:
         ----------------------------------                          ----------------------------------

Date:                                                       Date:
         ----------------------------------                          ----------------------------------





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                                   Exhibit 1
                        Selling Agreement Schedule Page

Broker/Dealer and Selling Entities are authorized to solicit applications for the life insurance policies, annuity contracts, long term care contracts, and the other insurance products listed below:

I.       Life Insurance

                 Portfolio Architect Variable Life
                 Market Life Variable Life
                 MVP Universal Life
                 Special T Term Life
                 Travelers Survivorship Life
                 Travelers Survivorship Life 2

II.      Annuity

                 Travelers Portfolio Architect Variable Annuity
                 Travelers Universal Annuity
                 Single Premium Immediate Annuity (SPIA)
                 T-Mark
                 Travelers Target Maturity Annuity
                 Travelers Index Annuity
                 Travelers Vintage
                 Travelers Portfolio Architect Access
                 Travelers Marquis

III.     Long Term Care
                 Travelers LTC3
                 Travelers LTC4

All products described herein are subject to state availability. Compensation Schedules and additional terms for each product described above are listed on the following pages. Consistent with the terms of this Agreement, Compensation Schedules may be changed at any time.

Payment of compensation for any product is subject to the following conditions and limitations, in addition to any applicable provision of the Selling Agreement.

1. Chargebacks of Commissions. If the Insurance Companies return all or a portion of a premium paid with respect to an Insurance Product, Broker/Dealer shall be obligated to refund to Underwriter applicable commissions on the amount of such premium only where:

         (a) consistent with the Selling Agreement, the Insurance Product solicited is returned as not taken under the policy "free look" provisions;





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         (b)     premiums are refunded due to overpayments, errors in billing or in the timing of automatic premium collection deductions, or errors resulting in policy reissue;

         (c) the check delivered in payment of any contract premium does not clear and the premium collection deductions, or errors resulting in policy reissue;

         (d) the Insurance policy on which commission payments were made is terminated or premium is refunded because the Registered Representative(s) or Broker-Dealer who sold the Insurance Policy committed an act, error or omission which materially contributed to the termination of the Insurance Policy or the need to return premium;

         (e)     the issuing Insurance Company rejects the application;

         (f) a judicial or regulatory authority directs the issuing Insurance Company to return premium payments without assessment of a surrender charge;

         (g) the applicant s initial premium on a 1035 exchange is returned because the expected rollover amount from another policy or contract is not transferred due to the exchange not meeting the legal requirements to qualify for a tax-free exchange;

         (h) the issuing Insurance Company returns unearned premium on a life insurance contract as required by the provisions of the policy;

         (i) the issuing Insurance Company determines that it has a legal liability to return premiums on a life insurance contract within the first year after the Insurance Product is issued; or

         (j) the issuing Insurance Company and Broker/Dealer mutually agree to return all or a portion of a premium with respect to a particular contract or policy.

2. Free Look Provision. If any Contract or Policy is redeemed at any time or if within forth-five (45) days after confirmation by the Insurance Companies of any premium payments credited to a Contract or Policy, that Contract is tendered for full or partial surrender, or the life at risk thereunder dies, then, at the option of the Insurance Companies or Underwriter, no commission will be payable with respect to such premium payments and any commission previously paid for said premium payments must be refunded to the applicable Insurance Company or Underwriter as directed by Underwriter. Underwriter agrees to notify Broker/Dealer with ten (10) business days after the request for repurchase or redemption, or notification of death of the life at risk is received by the applicable Insurance Company.

3. Rebating. If Broker/Dealer or any Registered Representative of Broker/Dealer rebates or offers to rebate all or any part of a premium on an Insurance Policy issued by the Insurance Companies in violation of applicable state insurance laws or regulations, or if Broker/Dealer or any Registered Representative of Broker/Dealer shall withhold any premium on an Insurance





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
Policy issued by the Insurance Companies, the same may be grounds for termination of this Agreement by Underwriter. If Broker/Dealer induces or attempts to induce any Policy or Contract Owner to relinquish an Insurance Policy except under circumstances where there is reasonable grounds for believing the policy, contract or certificate is not suitable for such person, Broker-Dealers right to receive any compensation under this agreement shall cease and terminate.





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                            COMMISSION SCHEDULE FOR
                               ANNUITY CONTRACTS
                                       A1

This Schedule is attached to and is made a part of the Agreement. In no event will either TIC or TLAC be liable for the payment of any compensation with respect to any solicitation made, in whole or in part, by any person not appropriately licensed to conduct such activities.

The compensation arrangements described below shall govern commission payouts. Commission will be paid in accordance with instructions received from Broker/Dealer.

1. Commissions based on premium payments will be based only on premium actually received and accepted by the Insurance Companies.

2. No commission will be earned on the initial exchange of any TIC or TLAC contract. Subsequent premium payments will, as permitted by law be eligible for commission payments.

3. The Insurance Companies reserve the right to reduce first year commissions and renewal commissions if necessary, on any annuity contracts sold to residents of any jurisdiction which imposes new, and/or additional premium or similar taxes or charge. In such event, the Insurance Companies will notify Broker/Dealer.

4. If, within forty-five (45) days (one year for Tax Sheltered Annuities) after confirmation of any premium credited to any Annuity Contract by either of the Insurance Companies, the Annuity contract is canceled or surrendered, or if the Annuitant shall die, then, at the option of the Company, no commissions will be payable with respect to that premium and any commission previously paid on that premium must be refunded to the Company.

Compensation is listed by annuity product as follows:





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                                   EXHIBIT 2
                        GENERAL LETTER OF RECOMMENDATION

Broker/Dealer("we") hereby represent and warrants to The Travelers Insurance Company and The Travelers Life and Annuity Company (collectively "Travelers Insurance Companies") that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as sub-agents submitted by Broker/Dealer. Broker/Dealer will, upon request, forward proof of compliance with same to Travelers Insurance Companies.

         1. We have made a thorough and diligent inquiry and investigation relative to each applicant s identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of appointment by Insurance Companies. Each individual is trustworthy, competent and qualified to act as an agent for Travelers Insurance Companies to hold himself out in good faith to the general public. Broker/Dealer will notify Travelers Insurance companies of any applicant who has been discharged from bankruptcy within three years preceding the date of application.

         2. We have on file a B-300, B-301, or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

                 The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

         3. We certify that all education requirements have been met for the specific state each applicant is requesting a license in, and that, all such persons have fulfilled the appropriate examination, education and training requirements.

         4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to Travelers Insurance Companies are those of the applicant and the securities registration is a true copy of the original.

         5. We hereby warrant that the applicant is not applying for a license with Travelers Insurance Companies in order to place insurance chiefly and solely on his life or property, lives or property of his relatives, or property or liability of his associates.

         6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed or any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.





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         7.      We will be responsible for all acts and omissions of each
applicant within the scope of his agency appointment during any period of a temporary license and a permanent license. This responsibility is full and complete without regard to any technical distinction between this relationship and that which exists in law between principal and agent.

         8. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.





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